Exhibit 1(k)

                               BLACKROCK FUNDS II

                      CERTIFICATE OF NAME CHANGE AMENDMENT

      The undersigned, being the Secretary of BlackRock Funds II (the "Trust"), a business trust organized under the laws of Massachusetts, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by Article 8.11(a) of the Trust's Restated Declaration of Trust as currently in effect (the "Declaration"), the Trustees by written consent dated as of May 4, 2007 took the following action:

      Resolved: that the Trust's name be, and it hereby is, changed from BlackRock Funds II to BlackRock International Value Trust

and all references to the name of the Trust in the Declaration are hereby accordingly amended as of the date of filing of this Certificate with the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has set her hand as of the 15th day of May, 2007.

                                     /s/ Alice A. Pellegrino
                                     --------------------------
                                     Name: Alice A. Pellegrino
                                     Secretary of the Trust